Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Investor Contact:

For Dycom:

Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Sr. Vice President and CFO
(561) 627-7171

For Goodman:

Investor Relations:
Ron B. Hill, Executive Chairman and CEO
Joy L. Brawner, Chief Financial Officer
(972) 421-5739

Palm Beach Gardens, Florida	June 2, 2016

DYCOM TO ACQUIRE CERTAIN ASSETS OF THE WIRELESS NETWORK DEPLOYMENT

AND WIRELINE BUSINESSES OF GOODMAN NETWORKS

Palm Beach Gardens, Florida, June 2, 2016 – Dycom Industries, Inc. (NYSE: DY) and Goodman Networks Incorporated (“Goodman”) announced today that they have entered into a definitive agreement pursuant to which Dycom will acquire from Goodman certain assets and related liabilities used in Goodman’s current wireless network deployment and wireline businesses for approximately $107.5 million in cash.

The acquired businesses provide wireless construction services in Texas, Georgia, Southern California and other markets, and are currently expected to produce revenues ranging from $150 million to $165 million over the next twelve months. As a percentage of revenue of the acquired business, Dycom expects earnings before interest, taxes, depreciation and amortization (“EBITDA”) to approximate Dycom’s current percentage in the 2018 fiscal year. Goodman expects the transaction to enable the company to shift its strategic focus towards its field services and professional services business segments while continuing to de-leverage and strengthen its financial position.

The acquisition is subject to customary closing conditions and certain other closing conditions. Subject to the satisfaction of these conditions, the acquisition is expected to be completed by June 30, 2016.

The purchase price of approximately $107.5 million, which is subject to adjustments for working capital and other specified items, will be financed through a combination of cash on hand and borrowings under Dycom’s senior secured credit facility.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements include expectations regarding a proposed acquisition, including expected benefits of the transaction, future financial and operating results, future opportunities for the combined businesses and other statements regarding events or developments that the parties believe or anticipate will or may occur in the future. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release, including the parties’ ability to consummate the proposed acquisition. Such risks and uncertainties include business and economic conditions and trends in the telecommunications industry affecting Dycom’s and Goodman’s customers, the cyclical nature of the telecommunications and subscription television service industries, the adequacy of Dycom’s and Goodman’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of Dycom’s or Goodman’s assets may be impaired, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, Goodman’s ability to manage or refinance its substantial level of indebtedness and its ability to generate sufficient cash to service its indebtedness, Goodman’s ability to raise additional capital to fund its operations and meet its obligations, Goodman’s ability to translate amounts included in its estimated backlog into revenue or profits, and the other risks detailed in Dycom’s and Goodman’s respective filings with the Securities and Exchange Commission. Dycom and Goodman do not undertake to update forward-looking statements.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include project management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

About Goodman Networks Incorporated

Goodman Networks is a leading provider of end-to-end network infrastructure, field and professional services to the wireless telecommunications and satellite television industries. Since its founding in 2000, Goodman Networks has grown to become one of the largest multi-vendor network and infrastructure service providers to the telecommunications industry in the United States. Additional information can be found at www.goodmannetworks.com.